UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2018
ANDEAVOR
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2018, Andeavor’s Board of Directors unanimously adopted and approved the Andeavor 2018 Long-Term Incentive Plan (the “2018 Plan”), subject to stockholder approval. Andeavor’s stockholders approved the 2018 Plan at its Annual Meeting held on May 4, 2018.

The 2018 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). Under the 2018 Plan, the Committee may award incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and incentive bonuses (which may be paid in cash or stock, or a combination thereof), any of which may be performance-based. Any officer or employee of the Company or any of its subsidiaries, including our named executive officers, as well as any nonemployee director, is eligible to participate in the 2018 Plan.

The maximum aggregate number of shares of our common stock that may be issued under the 2018 Plan is 1,850,000, subject to adjustment upon a change in our capitalization, plus (i) any shares that, as of May 4, 2018, remain available for issuance pursuant to future awards under the Andeavor Amended and Restated 2011 Long-Term Incentive Plan (the “2011 Plan”), and (ii) any shares subject to outstanding awards under the Amended and Restated 2006 Long-Term Incentive Plan and the 2011 Plan as of May 4, 2018 that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares).

Each participant’s annual share limit under the 2018 Plan is 500,000 shares of common stock, and the aggregate number of shares that may be issued pursuant to the exercise of incentive stock options may not exceed 1,850,000, subject in each case to possible adjustment upon a change in our capitalization. The maximum cash amount payable to a participant pursuant to an incentive bonus award earned for any 12-month period is $10,000,000. Subject to certain exceptions, the aggregate dollar value of equity-based awards granted under the 2018 Plan during any calendar year to any one nonemployee director will not exceed $250,000. The Plan will terminate with respect to the grant of new awards on March 1, 2028.

Upon approval of the 2018 Plan by stockholders, the 2011 Plan was frozen with respect to new awards effective as of May 4, 2018. No further awards will be made under the 2011 Plan.

The foregoing description of the terms of the 2018 Plan is qualified in its entirety by reference to the actual terms of the 2018 Plan, which is incorporated by reference to Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Andeavor 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-224688), filed on May 4, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2018

ANDEAVOR

By:	/s/ BLANE W. PEERY
Blane W. Peery
Vice President and Controller